Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2017 Results

For Release December 7, 2017

•                 Income of $10.5 million for quarter, and $34.4 million for nine months ended September 30, 2017

•                 Earnings per share of $0.45 for quarter, and $1.50 for nine months ended September 30, 2017

•                 Return on Average Assets of 1.58% for nine months ended September 30, 2017

•                 Record multi-family mortgage closings of $1.2 billion for nine months ended September 30, 2017

•                 Closed the purchase of RICHMAC Funding, providing access to new products and markets

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported third quarter 2017 net income of $10.5 million, or $0.45 per share.  This compared with $11.6 million, or $0.51 per share, in the third quarter of 2016.

The Company also reported net income of $34.4 million for the nine months ended September 30, 2017.  This represented a $10.0 million, or 41% increase, compared with $24.4 million in the comparable period of 2016.  Earnings per share of $1.50 for the nine months ended September 30, 2017 increased by 36%, compared with $1.10 in the comparable period of 2016.

Each of the Company’s business segments has grown net income in the first nine months of 2017, compared with the same period of 2016.  Multi-family Mortgage Banking income increased by 83%, Mortgage Warehousing increased by 18%, and Banking increased by 25%.

MORE

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“Our results through the third quarter of 2017 reflected continued momentum in providing our customers with the banking services they value.  We are pleased with the growth we’ve seen this year in all of our segments.  Clearly, our multi-family business is having a strong year and mortgage warehousing net income is up 18% when mortgage originations are down nationally,” said Michael Petrie, Chairman and CEO of Merchants.  “We’re also excited to add the RICHMAC team because it gives us new affordable multi-family housing products and an experienced presence in attractive new markets through offices in New York City and Minneapolis-Saint Paul.”

Total Assets

Total assets increased $519.0 million, or 19%, to $3.2 billion at September 30, 2017, compared with $2.7 billion at December 31, 2016. The increase was due primarily to increases in loans, including loans held for sale, of $299.7 million, cash and cash equivalents of $121.1 million, and available for sale securities of $104.7 million.

Interest Income

Interest income increased $6.2 million, or 31%, to $26.0 million for the three months ended September 30, 2017, compared with $19.8 million for the three months ended September 30, 2016. This increase was due to both growth in loans and an increase in the yield on those loans.  The average balance of loans, including loans held for sale, during the three months ended September 30, 2017, increased by $268.9 million, or 15%, to $2.1 billion, compared with $1.8 billion for the three months ended September 30, 2016.  The average yield on loans also increased 51 basis points, to 4.16%, for the three months ended September 30, 2017, compared with 3.65% for the three months ended September 30, 2016.

Interest income increased by 29%, to $67.5 million, for the nine months ended September 30, 2017, again primarily due to growth in average loans outstanding and an increase in yields. The average balance of loans, including loans held for sale, for the nine months ended September 30, 2017, increased by $217.4 million, or 13%, to $1.8 billion, compared with the comparable period in 2016.  The average yield on loans also increased 44 basis points, to 4.11%, for the nine months ended September 30, 2017, compared with 3.67% for the nine months ended September 30, 2016.

Interest Expense

Total interest expense increased $2.8 million, or 57%, to $7.6 million for the three months ended September 30, 2017, compared with the three months ended September 30, 2016. Interest expense on deposits increased $2.6 million, or 88%, to $5.7 million for the three months ended September 30, 2017, compared with the three months ended September 30, 2016. The increase was primarily due

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 3

to a 38 basis point increase in the average cost of interest-bearing deposits, to 1.05%, for the three months ended September 30, 2017, compared with 0.67% for the same period in 2016, and an increase in the average balance of interest-bearing deposits of $353.5 million, or 20%, to $2.1 billion for the three months ended September 30, 2017. The increase was primarily due to the addition of custodial and corporate deposits from existing Mortgage Warehousing segment customers. The increase in the cost of deposits was due to the overall increase in interest rates since last year.

The same factors drove total interest expense to increase $6.4 million, or 47%, to $19.8 million for the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016. Interest expense on deposits increased $6.2 million, or 78%, to $14.2 million, for the nine months ended September 30, 2017, compared with the same period in 2016. The average cost of interest-bearing deposits was 0.97%, up from 0.66% for the same period in 2016, and the average balance of interest-bearing deposits increased $333.9 million, or 21%, to $2.0 billion for the nine months ended September 30, 2017, compared with the same period in 2016.

Net Interest Income

Net interest income increased $3.4 million, or 23%, to $18.4 million for the three months ended September 30, 2017, compared with the three months ended September 30, 2016. The increase was primarily due to a 22 basis point increase in the interest rate spread on the Company’s growing interest-earning asset base, to 1.98%, for the three months ended September 30, 2017, compared with 1.76% for the three months ended September 30, 2016. Net interest margin increased to 2.38% for the three months ended September 30, 2017, compared with 2.12% for the three months ended September 30, 2016.

For the nine months ended September 30, 2017, compared with the same period prior year, net interest income increased $8.9 million, or 23%, to $47.6 million.  The interest rate spread increased 21 basis points to 1.92%, and net interest margin increased 22 basis points to 2.28%.

Noninterest Income

Noninterest income decreased by $3.6 million, or 31%, to $8.1 million for the three months ended September 30, 2017, compared with the three months ended September 30, 2016. The decrease was primarily due to a decrease of $3.3 million in gain on sale of loans, and a $199 thousand decrease in net loan servicing fees.  The gain on sale of loans was $7.2 million during the three months ended September 30, 2017, compared with $10.5 million in the comparable period of 2016, a decrease of 31.4%.  This was due primarily to a decrease in the volume of loan sales in the

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 4

secondary market.  The decrease in loan servicing fees was due primarily to a $1.4 million reduction in the fair value of mortgage servicing rights, partially offset by an increase in servicing fee income.

Noninterest income increased $11.2 million, or 51.9%, to $32.8 million for the nine months ended September 30, 2017, compared with $21.6 million for the nine months ended September 30, 2016.  The increase was primarily due to an increase of $10.7 million in gain on sale of loans. The gain on sale of loans was $27.8 million during the nine months ended September 30, 2017, compared with $17.1 million in the comparable period of 2016, an increase of 62.6%.  This increase was due primarily to an increase in the volume of loan sales in the secondary market. The volume of loan originations increased to $1.2 billion for the nine months ended September 30, 2017, compared with $803.0 million for the nine months ended September 30, 2016.  The increase is due to growth within the existing customer base and the addition of new relationships.

Noninterest Expense

Noninterest expense increased $1.8 million, or 25%, to $8.9 million for the three months ended September 30, 2017, compared with $7.2 million for the three months ended September 30, 2016.  The increase was due primarily to a $1.6 million, or 41%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees that reflects organic growth, the RICHMAC acquisition, and preparing for the initial public offering.

Noninterest expense increased $4.5 million, or 23%, to $23.8 million for the nine months ended September 30, 2017, compared with $19.3 million for the nine months ended September 30, 2016. The increase was primarily due to a $4.3 million, or 43%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was primarily due to the aforementioned increase in staffing levels and a $1.6 million increase in loan commission expense, resulting from increased multi-family loan origination and sales volume.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking.  Merchants Bancorp, with $3.2 billion in assets and $2.9 billion in deposits as of September 30, 2017, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., RICHMAC Funding LLC and Merchants Mortgage, a

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 5

division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated October 26, 2017 that was filed with the Securities and Exchange Commissions (the “SEC”) on October 30, 2017 in connection with our initial public offering and in our subsequent filings with the SEC.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 6

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	September 30, 2017	December 31, 2016
Assets
Cash and due from banks	$14,934	$10,036
Interest-earning demand accounts	551,876	435,665
Cash and cash equivalents	566,810	445,701

Securities purchased under agreements to resell	7,080	5,392
Trading securities	121,360	137,675
Available for sale securities	430,581	325,874
Federal Home Loan Bank (FHLB) stock	7,539	7,539
Loans held for sale	798,058	764,503
Loans receivable, net of allowance for loan losses of $7,457 and $6,250, respectively	1,201,695	935,546
Premises and equipment, net	5,138	4,851
Mortgage servicing rights	62,022	53,670
Interest receivable	7,196	5,368
Goodwill	6,037	523
Other assets and receivables	23,969	31,870

Total assets	$3,237,485	$2,718,512

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest bearing	$721,208	$566,631
Interest bearing	2,180,256	1,861,990
Total deposits	2,901,464	2,428,621
Borrowings	56,624	57,006
Interest payable	2,364	1,791
Deferred and current tax liabilities, net	21,022	17,363
Other liabilities	12,726	7,443
Total liabilities	2,994,200	2,512,224

Commitments and Contingencies

Shareholders’ Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 21,497,667 shares at September 30, 2017 and 21,111,200 shares at December 31, 2016	28,230	20,061
Preferred stock - $1,000 per share, without par value
Authorized - 5,000,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	173,945	145,274
Accumulated other comprehensive loss	(471)	(628)
Total shareholders’ equity	243,285	206,288

Total liabilities and shareholders’ equity	$3,237,485	$2,718,512

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 7

Condensed Consolidated Statement of Income
(Unaudited)
(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest Income
Loans	$22,016	$16,804	$56,821	$44,870
Investment securities:
Trading	1,300	1,516	4,124	3,015
Available for sale	1,259	825	3,175	2,393
Federal Home Loan Bank stock	80	80	240	240
Other	1,351	602	3,117	1,730
Total interest income	26,006	19,827	67,477	52,248
Interest Expense
Deposits	5,659	3,016	14,170	7,976
Borrowed funds	1,957	1,841	5,662	5,483
Total interest expense	7,616	4,857	19,832	13,459
Net interest income	18,390	14,970	47,645	38,789
Provision for loan losses	592	240	1,072	720
Net Interest Income After Provision for Loan Losses	17,798	14,730	46,573	38,069
Noninterest Income
Gain on sale of loans	7,204	10,499	27,813	17,109
Loan servicing fees (costs), net	(83)	116	2,301	2,207
Mortgage warehouse fees	749	890	2,007	2,068
Gains on sale of investments available for sale (includes $0, $24, $0 and $24, respectively, related to accumulated other comprehensive earnings reclassifications)	-	24	-	24
Other income	186	100	652	172
Total noninterest income	8,056	11,629	32,773	21,580
Noninterest Expense
Salaries and employee benefits	5,350	3,798	14,417	10,069
Loan expenses	1,119	1,171	3,072	3,077
Occupancy and equipment	326	331	1,080	1,003
Professional fees	561	204	1,091	943
Deposit insurance expense	230	324	704	914
Technology expense	325	276	831	697
Other expense	1,031	1,069	2,649	2,633
Total noninterest expense	8,942	7,173	23,844	19,336
Income Before Income Taxes	16,912	19,186	55,502	40,313
Provision for Income Taxes (includes $0, $10, $0 and $10, respectively, related to income tax expense for reclassification items)	6,445	7,587	21,147	15,940
Net Income	$10,467	$11,599	$34,355	$24,373
Basic earnings per share	$0.45	$0.51	$1.50	$1.10
Diluted earnings per share	$0.45	$0.51	$1.50	$1.10
Weighted-average shares outstanding
Basic	21,310,199	21,111,200	21,180,384	21,111,200
Diluted	21,318,359	21,113,961	21,186,444	21,112,842
Dividends per share	$0.05	$0.05	$0.15	$0.15

MERCHANTS BANCORP ANNOUNCES THIRD QUARTER 2017 RESULTS	PAGE 8

Key Operating Results
(Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Noninterest Expense	8,942	7,173	23,844	19,336

Net Interest Income (before provision for losses)	18,390	14,970	47,645	38,789
Noninterest Income	8,056	11,629	32,773	21,580
Total Interest Income	26,446	26,599	80,418	60,369

Efficiency Ratio	33.81%	26.97%	29.65%	32.03%

Average Assets	3,178,887	2,882,892	2,895,743	2,583,852
Net Income	10,467	11,559	34,355	24,373
Return on Average Assets before annualizing	0.33%	0.40%	1.19%	0.94%
Annualization factor	4.00	4.00	1.33	1.33
Return on Average Assets	1.32%	1.60%	1.58%	1.26%

Segment Results
(Unaudited)
($ in thousands)

	Net Income				Total Assets
	Three Months Ended September 30,		Nine Months Ended September 30,		September 30,	December 31,
	2017	2016	2017	2016	2017	2016
Segment
Multi-family Mortgage Banking	2,490	4,610	13,790	7,523	135,530	98,553
Mortgage Warehousing	5,546	4,849	13,964	11,854	1,192,377	1,060,723
Banking	3,339	2,731	8,793	7,034	1,964,083	1,545,783
Other	(908)	(591)	(2,192)	(2038)	(54,505)	13,453
Total	10,467	11,599	34,355	24,373	3,237,485	2,718,512